As filed with the Securities and Exchange Commission on May 12, 2006
                                                              File No. 333-87218
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 4

                         PHL VARIABLE INSURANCE COMPANY
                         ------------------------------
             (Exact name of registrant as specified in its charter)

          Connecticut                                6311                                06-1045829
          -----------                                ----                                ----------
(State or other jurisdiction of          (Primary Standard Industrial                   (IRS Employer
incorporation or organization)            Classification Code Number)              Identification Number)

                                ONE AMERICAN ROW
                               HARTFORD, CT 06102
                                 (800) 447-4312
                         ------------------------------
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              JOHN R. FLORES, ESQ.
                         PHL VARIABLE INSURANCE COMPANY
                                ONE AMERICAN ROW
                             HARTFORD, CT 06102-5056
                                 (860) 403-5127
                         ------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


Approximate date of commencement of proposed sale to the public: The market value adjustment interests under annuity contracts covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus herein relates to Registration Statement Numbers 333-20277 and 333-55240.
================================================================================


This Post-Effective Amendment is being filed for the sole purpose of re-submitting Part II, which was filed missing certain undertakings. The contents of Post-Effective Amendment No. 3 (including exhibits) as filed on April 25, 2006, other than Part II, are incorporated herein by reference. Other than as set forth herein, this Post-Effective Amendment does not amend or delete any other part of this registration statement.





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                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS


ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           Not applicable.


ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 33-779 of the Connecticut General Statutes states that:
           "a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by sections 33-770 to 33-778, inclusive."

               Article VI. Section 6.01. of the Bylaws of the Registrant (as amended and restated effective May 16, 2002) provide that: "Each director, officer or employee of the company, and his heirs, executors or administrators, shall be indemnified or reimbursed by the company for all expenses necessarily incurred by him in connection with the defense or reasonable settlement of any action, suit or proceeding in which he is made a party by reason of his being or having been a director, officer or employee of the company, or of any other company in which he was serving as a director or officer at the request of the company, except in relation to matters as to which such director, officer or employee is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director, officer or employee. The foregoing right of indemnification or reimbursement shall not be exclusive of any other rights to which he may be entitled under any statute, bylaw, agreement, vote of shareholders or otherwise."

               Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

           Not applicable.


ITEM 16.   (a) EXHIBITS

        1. Underwriting Agreement - Incorporated by reference to Registrant's Filing on Form S-1, File No. 333-55240 filed via Edgar on February 8, 2001.

        2.     Not applicable.

        3.     (i)  Articles of Incorporation - Incorporated by reference to
                    Registrant's Filing on Form S-1, File No. 333-55240 filed via Edgar on February 8, 2001.

               (ii) Bylaws of PHL Variable Insurance Company, effective May 16,
                    2002 is incorporated by reference to Registrants Filing S-1 File No. 333-87218 filed via Edgar on May 1, 2004.

        4. Form of Variable Annuity contract with MVA Rider - Incorporated by reference to Registrant's Form S-1, File No. 333-20277 filed via Edgar on January 23, 1997.

        5.     Opinion regarding legality - Refer to exhibit 23(b).

        6.     Not applicable.

        7.     Not applicable.

        8.     Opinion regarding tax matters - Refer to exhibit 23(c).

        9.     Not applicable.

        10.    Not applicable.

        11.    Not applicable.


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        12.    Not applicable.

        13.    Not applicable.

        14.    Not applicable.

        15.    Not applicable.

        16.    Not applicable.

        17.    Not applicable.

        18.    Not applicable.

        19.    Not applicable.

        20.    Not applicable.

        21.    The Registrant has no subsidiaries.

        22.    Not applicable.

        23.    (a) Consent of PricewaterhouseCoopers LLP, incorporated herein by reference to Post-Effective Amendment No. 3, filed on April 25, 2006.

        23.    (b) Opinion and Consent of Kathleen A. McGah, Esq., incorporated herein by reference to Post-Effective Amendment No. 3, filed on April 25, 2006.

        23.    (c) Consent of Brian A. Giantonio, Esq., incorporated herein by reference to Post-Effective Amendment No. 3, filed on April 25, 2006.

        24. Powers of attorney incorporated herein by reference to Post-Effective Amendment No. 3, filed on April 25, 2006.

        25.    Not applicable.

        26.    Not applicable.

(b) Certain schedules are inapplicable and therefore have been omitted. Applicable schedules are shown in the related financial statements filed herein.


ITEM 17.   UNDERTAKINGS

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 18.   FINANCIAL STATEMENTS AND SCHEDULES

           Financial Statements and Schedules conforming to the requirement of Regulation S-X incorporated herein by reference to Post-Effective Amendment No. 3, filed on April 25, 2006.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 12th day of May, 2006.

                                           PHL VARIABLE INSURANCE COMPANY

                                           By:  ________________________________
                                                * Philip K. Polkinghorn
                                                President






Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the persons in the capacities indicated with PHL Variable Insurance Company on this 12th day of May, 2006.

       SIGNATURE                    TITLE
       ---------                    -----

____________________________        Director, Executive Vice President and Chief
*Michael E. Haylon                  Financial Officer

____________________________        Director and Senior Vice President
*Mitchell R. Katcher

____________________________        President
*Philip K. Polkinghorn

____________________________        Director, Executive Vice President and Chief
*James D. Wehr                      Investment Officer


By:/s/ Kathleen A. McGah
   ---------------------
* Kathleen A. McGah, as Attorney-in-Fact pursuant to Powers of Attorney.










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